FNEX VENTURES N-2/A

Exhibit 99.(2)(a)(2)

FNEX VENTURES

AGREEMENT AND DECLARATION OF TRUST

This AGREEMENT AND DECLARATION OF TRUST is made as of June 20, 2018, by Todd R. Ryden, as initial trustee (“Initial Trustee”), for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth.

WHEREAS, by the filing of the Certificate, the Initial Trustee established the Trust on June 20, 2018, as a statutory trust under the Delaware Act for the purpose of (i) operating as a closed end, non-diversified management investment company in accordance with the Investment Company Act of 1940 and (ii) engaging in such other activities as are necessary, convenient or incidental thereto; and

WHEREAS, the Initial Trustee executing this Declaration as Trustee desires to adopt it as the governing instrument of the Trust under the Delaware Statutory Trust Act.

NOW, THEREFORE, the Person executing this Declaration as Trustee hereby agrees to it and intends that it constitutes the governing instrument of the Trust as provided herein and declares that all money and property hereafter contributed to the Trust shall be held and managed in trust for the benefit of the Shareholders of beneficial interests issued hereunder from time to time and subject to the following provisions hereof:

ARTICLE I

NAME AND DEFINITIONS

1.1.         Name. The name of the Trust continued by this Declaration is “FNEX Ventures” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine and the Trustees may, without Shareholder approval, change the name of the Trust or any Class thereof. In the event of any such change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change, which notice will be deemed given if the changed name is reflected in any registration statement of the Trust.

1.2          Definitions. Unless otherwise provided or required by the context:

(a)          “Administrator” means the party, other than the Trust, to the contract described in Article III, Section 3.3 hereof.

(b)          “By-Laws” means the By-Laws of the Trust adopted by the Trustees, as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act.

(c)          “Certificate” means the certificate of trust of the Trust as filed with the Delaware Secretary of State on June 20, 2018, as amended and restated from time to time, in accordance with the Delaware Act.

(d)          “Class” means, as applicable, any class of Shares of the Trust established and designated under or in accordance with the provisions of Article V.

(e)          “Commission,” “Interested Person” and “Principal Underwriter” have the meanings provided in the 1940 Act. The term “vote of a majority of the Shares outstanding and entitled to vote” shall have the same meaning as is assigned to the term “vote of a majority of the outstanding voting securities” in the 1940 Act.

(f)           “Covered Person” means a person so defined in Article IV, Section 4.2(a).

(g)          “Custodian” means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

(h)          “Declaration” means this Agreement and Declaration of Trust, as amended or restated from time to time. Reference in this Declaration to “Declaration,” “hereof,” “herein,” and “hereunder” shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

(i)           “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time, and any successor statute thereto.

(j)           “Distributor” means the party or parties, other than the Trust, to the contract described in Article III, Section 3.1 hereof.

(k)          “He”, “him” and “his” shall include the feminine and neuter, as well as the masculine, genders.

(l)           “Initial Trustee” means Todd R. Ryden in his capacity as the initial trustee of the Trust.

(m)          “Investment Adviser” means the party, other than the Trust, to the contract described in Article III, Section 3.2 hereof.

(n)          “Net Asset Value” means the net asset value of the Trust determined as provided in Article VI, Section 6.2.

(o)          “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions, thereof, whether domestic or foreign.

(p)          “Securities Act” means the Securities Act of 1933, as amended from time to time, including the rules and regulations of the Commission thereunder and any order or orders thereunder which may from time to time be applicable to the Trust.

(r)           “Shareholder” means a record owner of outstanding Shares.

(s)          “Shares” means the units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

(t)           “Transfer Agent” means any Person other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

(u)          “Trust” means FNEX Ventures.

(v)          “Trustee” means each person who has signed this Declaration and all other Persons who were or may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof so long as such Person shall continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or their capacities as trustee or trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the. Trustees shall refer to the Trustee at any time that there is only one Trustee of the Trust.

(w)         “Trust Property” means any and all property, real or personal, tangible or intangible that is from time to time owned or held by or for the account of the Trust the Trustees on behalf of the Trust.

(x)           “1940 Act” means the Investment Company Act of 1940, as amended from time to time, including the rules and regulations of the Commission thereunder and any order or orders thereunder which may from time to time be applicable to the Trust.

ARTICLE II

THE TRUSTEES

2.1          Management of the Trust. The business and affairs of the Trust shall be managed by or under the direction of the Trustees and they shall have all powers necessary or desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

2.2          Powers. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the By-Laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

(a)          To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

(b)         To invest in, hold for investment, or reinvest in cash; securities of any type, including, but not limited to, common, preferred and preference stocks; warrants; subscription rights; profit-sharing interests or participations and all other contracts for or evidence of equity interests; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality; or any other security, property or instrument in which the Trust shall be authorized to invest.

(c)          To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any such securities, to enter into repurchase agreements, reverse repurchase agreements, firm commitment agreements, forward foreign currency exchange contracts, interest rate mortgage or currency swaps and interest rate caps, floors and collars, to purchase and sell options on securities, securities indices, currency, swaps and other financial assets, futures contracts and options on futures contracts of all descriptions and to engage in all types of hedging, risk-management or income enhancement transactions.

(d)         To exercise all rights, powers and privileges of ownership or interest in all securities, repurchase agreements and other assets included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities, repurchase agreements and other assets.

(e)        To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash or foreign currency, and any interest therein.

(f)          To borrow money or other property in the name of the Trust exclusively for Trust purposes and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.

(g)          To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

(h)         To adopt By-Laws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders.

(i)           To elect and remove with or without cause such officers and appoint and terminate such agents as they deem appropriate.

(j)          To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-Laws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such.

(k)          To retain one or more transfer agents and shareholder servicing agents, or both.

(l)           To provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind.

(m)         To set record dates in the manner provided for herein or in the By-Laws.

(n)          To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, sub-adviser, custodian or underwriter.

(o)          To hold any security or other property (1) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (2) either in the Trust’s or Trustees’ own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies.

(p)         To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

(q)         To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

(r)          To make distributions of income, capital gains, returns of capital (if any) and redemption proceeds to Shareholders in the manner hereinafter provided for.

(s)       To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding, pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

(t)        To issue, purchase, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles V and VI, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust.

(u)        To invest part or all of the Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interest in such one or more investment companies) all without any requirement of approval by Shareholders. Any such other investment company may (but need not) be a trust (formed under the laws of any state) which is classified as a partnership for federal income tax purposes.

(v)         To sell or exchange any or all of the assets of the Trust, subject to Article IX.

(w)        To enter into joint ventures, partnerships and any other combinations and associations.

(x)         To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such Committee, depositary or trustee as the Trustees shall deem proper.

(y)         To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and, subject to applicable law and any restrictions set out in the By-Laws, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, Principal Underwriters, or independent contractors of the Trust, individually, against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability.

(z)        To adopt, establish and carry out pension, profit-sharing, Share bonus, Share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

(aa)       To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorneys to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities and property as the Trustees shall deem proper.

(bb)       To enter into contracts of any kind and description.

(cc)        To interpret the investment policies, practices or limitations of any Class.

(dd)       To guarantee indebtedness and contractual obligations of others.

(ee)       To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

The subsections of this Section 2.2 above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees have the power to construe and interpret this Declaration and to act upon any such construction and interpretation. Any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the best interests of the Trust or any Class and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes.

2.3          Certain Transactions. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, sub-adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

2.4          Current Trustee(s); Election and Number of Trustees. The Trustees as of the date hereof shall be the persons initially signing this Declaration. The number of Trustees shall be equal to the number of Persons initially signing this Declaration and, hereafter, may be fixed from time to time by a majority of the Trustees then in office; provided, that there shall be at least one Trustee.

2.5          Term of Office of Trustees; Classes. Subject to the voting rights, each Trustee shall hold office for life or until his successor is elected and duly qualified or the Trust terminates. Notwithstanding the foregoing but subject to the voting rights, (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least three-quarters of the then Trustees, specifying the effective date of removal; and (c) any Trustee who requests to be retired, or who is declared bankrupt or has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement.

2.6          Vacancies; Appointment of Trustees. Whenever a vacancy shall exist in the Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act, provided, that if the Shareholders of any Class of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that Class may fill any vacancy among the number of Trustees elected by that Class. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the time the expected vacancy occurs. As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Article II, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

2.7          Chairman. The Trustees may appoint one of their number to be Chairman of the Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and/or accounting officer of the Trust. If the Trustees do not appoint a Chairman, the President shall perform the duties and have the responsibilities hereunder.

2.8          Action by the Trustees.

(a)          Except as expressly provided in this Declaration, the Trustees shall act by majority vote at a meeting duly called at which a quorum is present, including a meeting held by conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other; or by written consent of a majority of Trustees without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the President or by any one of the Trustees or as set out in the By-Laws. Notice of the time, date and place of all Trustees’ meetings shall be given to each Trustee as set out in the By-Laws; provided, however, that no notice is required if the Trustees provide for regular or stated meetings. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Except as expressly provided in this Declaration, the Trustees by majority vote may delegate to any Trustee or Trustees or committee authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile, electronic mail, text message or other similar electronic mechanism.

(b)         A Trustee who with respect to the Trust is not an Interested Person shall be deemed to be independent and disinterested when making any determinations or taking any action as a Trustee, whether pursuant to the 1940 Act, the Delaware Act or otherwise.

2.9         Ownership of Trust Property. The Trust Property of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article V, a proportionate undivided beneficial interest in the Trust or Class thereof represented by Shares. The Shares shall be personal property giving only the rights specifically set out in this Declaration. The Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

2.10       Trustees, Etc. as Shareholders. Subject to any restrictions in the By-Laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such Person is interested, subject only to any general limitations herein.

ARTICLE III

CONTRACTS WITH SERVICE PROVIDERS

3.1         Underwriting Contract. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting or distribution contract or contracts providing for the sale of the Shares whereby the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party as their sales agent for the Shares, and in either case on such terms and conditions, if any, as may be prescribed in the By-Laws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article III or of the By-Laws; and such contract may also provide for the repurchase of the Shares by such other party as agent of the Trustees.

3.2         Advisory, Sub-Advisory or Management Contracts. The Trustees may in their discretion from time to time enter into one or more investment advisory, sub-advisory or management contracts whereby the other party or parties to any such contracts shall undertake to furnish the Trust management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Adviser(s) or persons including sub-advisers to whom the Investment Adviser(s) delegates certain or all of its duties, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Adviser(s) and Sub-Adviser(s), or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by the Trustees.

3.3          Administration Agreement. The Trustees may in their discretion from time to time enter into an administration agreement whereby the other party to such agreement shall undertake to manage the business affairs of the Trust of the Trust and furnish the Trust with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

3.4         Service Agreement. The Trustees may in their discretion from time to time enter into service agreements with respect to the Trust whereby the other parties to such Service Agreements will provide administration and/or support services pursuant to administration plans and service plans, and all upon such terms and conditions as the Trustees in their discretion may determine.

3.5         Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with this Declaration. Such services may be provided by one or more Persons.

3.6         Custodian. The Trustees may appoint or otherwise engage one or more banks or trust companies or any other entity satisfying the requirements of the 1940 Act, to serve as Custodian on behalf of the Trust with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws. The Trustees may also authorize the Custodian to employ one or more sub-custodians, including such foreign banks and securities depositories as meet the requirements of applicable provisions of the 1940 Act, and upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian, to hold securities and other assets of the Trust and to perform the acts and services of the Custodian, subject to applicable provisions of law and resolutions adopted by the Trustees.

3.7         Affiliations of Trustees or Officers, Etc. The fact that: (a) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in this Article III or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that (b) any partnership, corporation, trust, association or other organization with which a contract of the character described in Sections 3.1, 3.2, 3.3 or 3.4 of this Article III or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE IV

COMPENSATION, LIMITATION OF LIABILITY AND INDEMNIFICATION

4.1         Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

4.2         Limitation of Liability. The Trustees and the officers of the Trust (the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustees or any holder of the Trust’s securities (the Trust and any holder of the Trust’s securities being a “Covered Person”) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate.

4.3          Indemnification. The Trust shall, to the fullest extent permitted by applicable law:

(a)          indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions; and

(b)         advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

The provisions of this Section 4.3 shall survive the resignation or removal of the Fiduciary Indemnified Persons.

4.4         No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

4.5         No Duty of Investigation; Notice in Trust Instruments, Etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under this Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

4.6         Reliance on Experts, Etc. The exercise in good faith by each Trustee, officer or employee of the Trust of their powers and discretions hereunder shall be binding upon everyone interested. Each Trustee, officer or employee of the Trust may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees, officers or employees of the Trust hereunder, and shall be under no liability for any act or omission in accordance with such advice; provided each Trustee, officer and employee of the Trust shall be under no liability for failing to follow such advice. A Trustee, officer or employee of the Trust shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by the Investment Adviser, the Administrator, the Distributor, the Principal Underwriter, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee, including: (a) information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any Class; (b) the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any Class or to make reasonable provision to pay such claims and obligations; or (c) any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee, officer or employee of the Trust, as Chairman, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, officer or employee of the Trust, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee, officer or employee of the Trust in the absence of the appointment, designation or identification, and no Trustee, officer or employee of the Trust who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee, officer or employee of the Trust as aforesaid shall affect in any way that Trustee’s, officer’s or employee’s rights or entitlement to indemnification or advancement of expenses.

ARTICLE V

CLASSES, SHARES, OTHER SECURITIES

5.1         Classes. The establishment of any Class of Shares shall be effective upon the adoption by the Trustees of a resolution that sets forth the designation of, or otherwise identifies, such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Class including any registration statement of the Trust, any amendment and/or restatement of this Declaration or as otherwise provided in such resolution. The relative rights and preferences of each Class shall be as set forth herein and as set forth in any registration statement of the Trust, unless otherwise provided in a resolution establishing such Class; provided, that all Shares shall be identical except for such variations as shall be fixed and determined between different Classes by the Trustees in establishing and designating such Class.

All references to Shares in this Declaration shall be deemed to be to Shares of the Trust or any Classes as the context may require. Each holder of Shares of a Class thereof shall be entitled to receive his pro rata share of all distributions made with respect to such Class.

5.2         Shares. The beneficial interest in the Trust shall be divided into transferable Shares of the Trust or of one or more separate and distinct Classes established by the Trustees. The Trustees may divide the Shares of the Trust into Classes. The number of Shares of the Trust and of each Class is unlimited and the Trust is authorized to issue an unlimited number of Shares and upon the establishment of any Class as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such Class, unless otherwise determined, and subject to any conditions set forth, by the Trustees.  Each Share shall have a par value of $0.01 per Share or such other amount of par value as the Trustees may establish. Notwithstanding any other provision of this Declaration, including Section 8.2 of Article VIII, all Shares issued hereunder shall be fully paid and non-assessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval: (a) to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate; (b) to issue fractional Shares and Shares held in the treasury; (c) to establish and to change in any manner Shares of the Trust or of any Classes with such preferences, rights upon liquidation, redemption rights, terms of conversion, voting powers, and other rights and privileges as the Trustees may determine (but the Trustees may not change outstanding Shares in a manner materially adverse to the Shareholders of such Shares); (d) to divide or combine the Shares of the Trust or of any Classes into a greater or lesser number; (e) to classify or reclassify any unissued Shares of the Trust or of any Classes into one or more Classes of Shares; (f) to abolish any one or more Classes of Shares; (g) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and (h) to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares. Unless otherwise designated by the Trustees in the By-Laws or resolutions establishing a Class, the purchase price, the method of determining the net asset value, and the relative liquidation, voting, dividend and other rights and preferences of holders of Shares of the Trust or any Class shall be as set out in the Trust’s Registration Statement on Form N-2 under the Securities Act and/or the 1940 Act relating to the issuance of such Shares. Except as otherwise provided with respect to a specific Class, each Share of the Trust shall represent an equal beneficial interest in the net assets of the Trust.

5.3         Investment in the Trust. The Trustees shall accept investments in the Trust or from such persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Trust, as applicable, is authorized to invest, valued as provided in Article VI, Section 6.2. Investments in the Trust shall be credited to each Shareholder’s account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion: (a) impose a sales charge upon investments in the Trust or any Class, (b) issue fractional Shares, (c) determine the Net Asset Value per Share of the initial capital contribution, or (d) authorize the issuance of Shares at a price other than Net Asset Value to the extent permitted by the 1940 Act or any rule, order or interpretation of the Commission thereunder. The Trustees shall have the right to refuse to accept investments in the Trust at any time without any cause or reason therefor whatsoever.

5.4         Ownership and Transfer of Shares. The Trust or a transfer or similar agent for the Trust shall maintain a register containing the names and addresses of the Shareholders of the Trust and the number of Shares of the Trust held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

5.5         Status of Shares; Limitation of Shareholder Liability. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Declaration. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration and to have become a party hereto. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.

5.6         Other Securities. The Board of Trustees may authorize and issue such other securities of the Trust other than Shares as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of the Trust or any Class, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

ARTICLE VI

DISTRIBUTIONS; REDEMPTIONS AND REPURCHASES; DETERMINATION OF NET ASSET VALUE

6.1         Declaration and Payment. The Trustees or a committee of one or more Trustees may declare and pay dividends and other distributions. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. Except as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, all dividends and other distributions on Shares of the Trust shall be distributed pro rata to the Shareholders of the Trust in proportion to the number of Shares of the Trust they held on the record date established for such payment. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

6.2         Redemption or Repurchase of Shares. The Trust shall redeem or repurchase the Shares of the Trust or a Class thereof at the price determined as hereinafter set forth, at such offices or agencies and in accordance with such conditions, not inconsistent with the 1940 Act, regarding the redemption or repurchase of Shares as may be described in the applicable Prospectus.

(a)         Redemption or Repurchase Price. Shares shall be redeemed or repurchased at their net asset value determined hereof as of such time as the Trustees shall have theretofore prescribed, less such fees and/or charges, if any, as may be established by the Trustees from time to time. The Trustees shall cause the Net Asset Value of Shares of the Trust to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined for the Trust at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on the last business day of each week. The Net Asset Value is calculated by dividing the value of the net assets of the Fund (i.e., the value of its Total Assets less total liabilities) by the total number of outstanding Shares of the Fund, generally rounded to the nearest cent.

(b)         Payment. Payment of the redemption or repurchase price of Shares shall be made in cash or in property or any combination thereof, out of the Assets of the Trust, and the composition of any such payment may be different among Shareholders (including differences among Shareholders in the Class), at such time and in the manner as may be specified from time to time in the applicable Prospectus. In no event shall the Trust be liable for any delay of any other person in transferring securities or other property selected for delivery as all or part of any such payment.

(c)         Redemption or Repurchase of Shareholder’s Interest By Action of Trust. Subject to the provisions of the 1940 Act, the Trust may redeem or repurchase some or all of the Shares of the Trust or one or more Classes held by any Shareholder for any reason and under terms set by the Trustees, including by way of illustration, for the following reasons: (a) the value of such Shares held by such Shareholder being less than the minimum amount established from time to time by the Trustees; (b) the determination that direct or indirect ownership of Shares by any Person has become concentrated in such Shareholder to any extent that would disqualify the Trust as a regulated investment company under the Code; (c) the failure of a Shareholder to supply a tax identification or other identification or if the Trust is unable to verify a Shareholder’s identity; (d) the failure of a Shareholder to pay when due for the purchase of Shares issued to such Shareholder; (e) the failure of a Shareholder to meet or maintain the qualifications for ownership of a particular Class of Shares; (f) the payment of account fees or other charges, expenses and/or fees as set by the Trustees; (g) the determination that ownership of Shares by a particular Shareholder is not in the best interests of the remaining Shareholders of the Trust or applicable Class; (h) the failure of a holder of Shares or other securities of the Trust to comply with a demand pursuant to this Declaration; (i) in connection with the termination of any Class of Shares; or (j) when the Trust is requested or compelled to do so by governmental authority or applicable law.

6.3          Suspension of Right of Redemption or Repurchase. Notwithstanding the foregoing, the Trust may postpone payment of the redemption or repurchase price and may suspend the right of the holders of Shares to require the Trust to redeem or repurchase Shares to the extent permissible under the 1940 Act.

6.4         Suspension or Postponement of Repurchase Offer The Trust may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Trust to lose its status as a regulated investment company under the Code; (b) for any period during which the New York Stock Exchange or any market on which the securities owned by the Trust are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Trust fairly to determine the value of its net assets; or (d) for such other periods as the Commission may by order permit for the protection of shareholders of the Trust.

6.5         Reserves. The Trustees may set apart, from time to time, out of any funds of the Trust or funds allocable to a Class thereof a reserve or reserves for any proper purpose, and may abolish any such reserve

6.6         Determination by Trustees. The Trustees may make any determinations they deem necessary with respect to the provisions of this Article VI, including, but not limited to, the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are to be treated as income and which as capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Trust; the number of Shares of the Trust issued or issuable; the net asset value per Share; and any of the foregoing matters as it may pertain to any Class.

ARTICLE VII

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

7.1         Voting Powers. Subject to the voting rights established with respect to a particular Class in the By-Laws or the resolutions establishing such Class, the Shareholders shall have the power to vote only with respect to: (a) the election of Trustees as provided in this Section 7.1 of this Article VII; (b) the removal of Trustees as provided in Article II, Section 2.5; (c) any investment advisory, sub-advisory or management contract to the extent required by the 1940 Act; (d) the amendment of this Declaration to the extent and as provided in Article IX, Section 9.9; (e) the conversion of the Trust to an open-end investment company to the extent provided in Article IX, Section 9.3 and 9.4; (f) to approve a transaction subject to Article IX, Section 9.9, and (g) such additional matters relating to the Trust as may be required by the 1940 Act or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

In the event there are any outstanding Shares of any Class, on any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Class except: (a) as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, (b) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Class, and (c) when the Trustees have determined that the matter affects the interests of more than one Class, then the Shareholders of all such Classes shall be entitled to vote thereon. As determined by the Trustees without the vote or consent of Shareholders, and except as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, on any matter submitted to a vote of Shareholders either: (a) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, or (b) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per Share of such Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-Laws. The By-Laws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Meetings of Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

7.2         Additional Provisions. The By-Laws include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VIII

EXPENSES OF THE TRUST

8.1         Payment of Expenses by the Trust. Subject to Article V, Section 5.4, the Trust shall pay, or shall reimburse the Trustees from the assets belonging to the Trust for their expenses (or the expenses of a Class) and disbursements, including, but not limited to, the charges and expenses of any registrar, stock transfer and dividend disbursing agent, custodian or depository appointed by the Trust for the safekeeping of its cash, portfolio securities and other property and pricing services provided to the Trust; expenses of service providers including investment advisers, sub-advisers, and managers; the charges and expenses of bookkeeping, accounting, auditors, or other services of its independent registered public accounting firm; brokerage commissions and other costs incurred in connection with transactions in the portfolio securities of the Trust, including any portion of such commissions attributable to brokerage and research services as defined in Section 28(e) of the Securities Exchange Act of 1934; taxes, including issuance and transfer taxes, and trust registration, filing or other fees payable by the Trust to federal, state or other governmental agencies; expenses and liabilities incurred in connection with maintaining its registration under the Investment Company Act and the Securities Act of 1933, as amended, and registering and qualifying under the securities laws of the states in which the Trust’s shares arc registered or qualified for sale; expenses, including the cost of printing certificates, relating to the issuance of Shares of the Trust; expenses of shareholders’ and trustees’ meetings, including meetings of committees, and of preparing, printing and distributing proxy statements, quarterly reports, if any, semi-annual reports, annual reports and other communications to existing shareholders; expenses of preparing and printing prospectuses and marketing materials; compensation and expenses of trustees; charges and expenses of legal counsel in connection with matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust and financial structure and relations with its shareholders, issuance of Shares of the Trust and registration and qualification of Shares under federal, state and other laws; the cost and expense of maintaining the books and records of the Trust, including general ledger accounting; insurance premiums on fidelity, errors and omissions and other coverages, including the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act, which may also cover the Adviser; expenses incurred in obtaining and maintaining any surety bond or similar coverage with respect to securities of the Trust; interest payable on Trust borrowings; such other non-recurring expenses of the Trust as may arise, including expenses of actions, suits or proceedings to which the Trust is a party and expenses resulting from the legal obligation that the Trust may have to provide indemnity with respect thereto; expenses and fees reasonably incidental to any of the foregoing specifically identified expenses; stock exchange listing fees and expenses; membership fees in trade organizations; and all other expenses permitted by the Prospectus and Statement of Additional Information of the Trust as being paid by the Trust.

8.2         Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Class, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

ARTICLE IX

MISCELLANEOUS

9.1         Trust Not a Partnership. This Declaration creates a trust and not a partnership. No Trustee shall have any power to bind personally either the Trust’s officers or any Shareholder.

9.2       Trustee Action. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IV, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

9.3         Termination of the Trust.

(a)         The Trust or any Class thereof may be dissolved by the affirmative vote of not less than three-quarters of the Trustees then in office.

(b)         In connection with the dissolution of the Trust or any Class thereof under subsection (a) of this Section 9.3 or to the extent appropriate in connection with a reorganization as provided in Article IX, Section 9.4, upon making reasonable provision for the payment of all known liabilities of the Trust or any affected Classes, by such assumption or otherwise in accordance with the Delaware Act, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Classes; however, the payment to any particular Class may be reduced by any fees, expenses or charges allocated to that Class.

(c)         Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (b) of this Section 3, the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect to the Trust or affected Classes and the right, title and interest of all parties therein shall be canceled and discharged. Following completion of winding up of the business of the Trust as provided herein, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee, and the Trust shall thereupon terminate.

9.4          Reorganization.

(a)         Except as provided in subsection (b) of this Section 9.4 of this Article IX, or as otherwise permitted by the 1940 Act, subject to the affirmative vote of a majority of the Shares outstanding and entitled to vote, the Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized by a majority of the Trustees.

(b)         Notwithstanding anything else herein, to change the Trust’s form or place of organization the Trustees may, without Shareholder approval unless such approval is required by applicable law, (1) cause the Trust to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or any other corporation, association, trust or other organization, (2) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, or (3) cause the Trust to incorporate, organize or form under the laws of Delaware or any other U.S. jurisdiction. Any agreement of merger or consolidation shall be approved by a majority of Trustees and the certificate of merger may be signed by any one Trustee or any authorized officer and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c)         Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees, and if applicable, Shareholders in accordance with this Section 9.4 may affect any amendment to this Declaration or affect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

(d)         The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Class thereof into beneficial interests in any such newly created trust or trusts or any Classes thereof.

9.5         Declaration of Trust. The original or a copy of this Declaration and of each amendment hereto or Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments or supplements and as to any matters in connection with the Trust. Headings herein are for convenience only and shall not affect the construction of this Declaration. This Declaration may be executed in any number of counterparts, each of which shall be deemed an original.

9.6         Applicable Law. This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

9.7         Amendments.

(a)         The Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (1) that would affect the voting rights of Shareholders granted in Article VII, Section 7.1, (2) to this Section 9.8, (3) required to be approved by Shareholders by the 1940 Act or by the Trust’s registration statement(s) filed with the Commission or any State, and (4) submitted to them by the Trustees in their discretion. Any amendment submitted to Shareholders that the Trustees determine would affect the Shareholders of any Class shall be authorized by vote of the Shareholders of such Class and no vote shall be required of Shareholders of a Class not affected. Notwithstanding anything else herein, any amendment to Article IV that would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of the holders of two-thirds of the outstanding Shares of the Trust entitled to vote thereon and no such amendment shall affect the right to indemnification of any person who is no longer a Trustee, officer or employee or agent of the Trust at the time of such amendment or of any person with respect to any act or omission taken or omitted prior to the adoption or enactment of such amendment or repeal.

(b)         The Trustees may not amend this Declaration to eliminate the rights of Shareholders of the Trust or of any Class as set out in this Section 9.8(b) to vote on any amendment of this Declaration or the By-Laws or alter or amend the percentage of voting Shares required to approve any amendment or action that requires a specific Shareholder vote under this Declaration or the By-Laws unless an equivalent vote has authorized such an amendment of this Declaration or the By-Laws. Any amendment that adversely affects the holders of one or more Classes of Shares shall require a vote of the Shareholders holding a majority of the Shares outstanding of each Class so adversely affected and entitled to vote thereon and no vote of Shareholders of any Class not so adversely affected shall be required, except that any amendment of any provision of Section 9.3 or 9.4 of this Article IX shall require the vote of the Shareholders holding three-quarters of the Shares of each Class outstanding and entitled to vote thereon, regardless of the percentage of Trustees recommending such amendment.

9.8         Derivative Actions. In addition to the requirements set out in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)         The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 9.10(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act).

(b)         Unless a demand is not required under paragraph (a) of this Section 9.10, Shareholders eligible to bring such derivative action under the Delaware Act who hold at least ten percent (10%) of the outstanding Shares of the Trust, or ten percent (10%) of the outstanding Shares of the Class to which such action relates, shall join in the request for the Trustees to commence such action; and

(c)         Unless a demand is not required under paragraph (a) of this Section 9.10, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

For purposes of this Section 9.10, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are independent trustees.

9.9         Fiscal Year. The fiscal year of the Trust shall end on a specified date as set out in the By-Laws. The Trustees may change the fiscal year of the Trust without Shareholder approval.

9.10        Jurisdiction and Waiver of Jury Trial. In accordance with Section 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Declaration or the Trust, any Class or any Shares, including any claim challenging the powers of the Trustees thereunder, alleging a breach of fiduciary duty by any Trustee or officer of the Trust or otherwise involving primarily the internal affairs of the Trust or any other claim of any nature against the Trust, any Class, the Trustees or officers of the Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be as effective as if personally made in the State of Delaware.

9.11       Direct Claims. No class of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration or the 1940 Act, nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to an alleged injury, have the right to bring such an action, unless the class of Shareholders or single Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the class of Shareholders or single Shareholder to support the allegations made in the request. The Trustees shall consider such request within ninety (90) days after its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or of any Class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the class of Shareholders or single Shareholder seeking authorization.

9.12       Severability. The provisions of this Declaration are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration.

In WITNESS WHEREOF, the undersigned has executed this Agreement and Declaration of Trust as of the date first written above.

/s/ Todd R. Ryden
Todd R. Ryden, Trustee